Exhibit 10.2

THIS UNSECURED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON VARIOUS EXEMPTIONS THEREFROM. THIS NOTE HAS BEEN ACQUIRED FOR THE REGISTERED HOLDER’S OWN ACCOUNT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR OTHER DISTRIBUTION HEREOF. NO SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY BE AFFECTED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE PAYOR, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS OR OTHER APPLICABLE LAWS OF SIMILAR IMPORT.

PROMISSORY NOTE

Date: February 15, 2022

US$3,500,000

For value received, iPower Inc. (the “Payor”), a Nevada corporation, hereby promises to pay to White Cherry Limited, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Holder”, and together with the Payor, each a “Party” and collectively, the “Parties”), the total principal sum of $3,500,000 the “Principal Amount”) together with interests from the date hereof on the unpaid balance of Principal Amount as of the second anniversary of the date hereof (the “Maturity Date”), pursuant to the terms and conditions under this promissory note (the “Note”). This Note is issued by the Payor to the Holder as part of the consideration for certain share transfers payable to the Holder pursuant to the SHARE TRANSFER FRAMEWORK AGREEMENT entered into by and among the Payor, Holder, and certain other parties dated February 15, 2022.

Upon payment in full of the Principal Amount hereof and accrued interest hereunder, this Note shall be surrendered to the Payor for cancellation.

1.               BASIC TERMS

(a)             Repayment and Interest. The Payor shall repay the Principal Amount of this Note in equal installments every six months commencing from the date hereof until the Maturity Date together with the interest accrued on the outstanding Principal Amount, at the simple interest rate of 6% per annum. The first repayment shall be made on the last Business Day of the sixth month as of the date hereof. The term “Business Day” means a day of the year on which banks are not required or authorized to close in New York City.

(b)             Payments and Computations. All payments shall be made in lawful money of the United States of America and shall be credited to the bank account to be designated by the Holder. All computations of interest will be made on the basis of a year of 360 days for the number of days occurring in the period for which such interest is payable. Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be made the immediately preceding or next following Business Day, with the same legal force and effect as if made on the actual due date.

(c)             Security. This Note is a general unsecured obligation of the Payor.

(d)             Liquidation Preference. This Note is subordinate to the existing asset based revolving loan from JPMorgan Chase Bank, N.A. At the request of JPMorgan Chase Bank, N.A. (the “Senior Lender”), the Holder of this Note shall enter into an intercreditor and subordination agreement with the Senior Lender which shall provide, among other things, that payments under this Note shall be suspended if an Event of Default under the existing asset based revolving loan between the Payor and the Senior Lender shall occur and be continuing.

(e)             Pre-payment. The Payor may, at its own discretion, prepay in whole or in part the outstanding Principal Amount and accrued interests hereunder at any time without any penalties or premium accrued to such pre-payment upon written notice to the Holder.

2.               Fees and Expenses. The Holder shall pay all costs and expenses of collection when incurred by itself, including, without limitation, reasonable attorneys’ fees, costs and other expenses in enforcing this Note, to the extent permitted by law.

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3.               Miscellaneous

(a)             Governing Law; Consent to Jurisdiction. The terms of this Note shall be construed in accordance with the laws of Hong Kong Special Administration Region of the People’s Republic of China (the “Hong Kong”). In the event the Parties are unable to settle a dispute between them regarding this Note, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules as in effect at the time of the arbitration. The arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Administered Arbitration Rules. The language of the arbitration shall be Mandarin. The Parties understand and agree that this provision regarding arbitration shall not prevent either Party from pursuing equitable or injunctive relief in a judicial forum to compel the other Party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

(b)             Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Neither the Holder nor the Payor may assign this Note or delegate any of their respective rights or obligations hereunder without the written consent of each Party.

(c)             Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

(d)             Notices. All notices and other communications required or permitted to be given under this Note (the “Notice”) shall be in writing. For the purpose of service of the Notice, Article 12 and Schedule 5 of the SHARE TRANSFER FRAMEWORK AGREEMENT shall also apply to this Note.

(e)             Severability. If one or more provisions of this Note are held to be illegal, invalid or unenforceable under applicable laws, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be legal, valid and enforceable in accordance with its terms.

(f)              Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of the Payor.

(g)             Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)             No Waiver. No failure or delay by a Party in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. If at any time any provision of this Note is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected or impaired thereby.

[Signature page follows]

Execution Page of Promissory Note

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In Witness Whereof, the undersigned has executed this Promissory Note as of the date first set forth above.

THE PAYOR:
iPower Inc.

Signature: /s/ Chenlong Tan
Address:

RECEIVED AND ACCEPTED BY:

HOLDER:

For and on behalf of

White Cherry Limited

SIGNED by    /s/ Li Zanyu

Name:    LI Zanyu

Authorized Signatory

Address:

Execution Page of Promissory Note

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